                                                                   EXHIBIT 10.14
                                                                   -------------
                                 STADIUM LEASE AGREEMENT
                                 -----------------------


  STADIUM LEASE AGREEMENT (this "Agreement"), entered into as of this 25th day of February, 1998, by and between MILLENNIUM SPORTS MANAGEMENT, INC., a New Jersey corporation having offices at Ross' Corner, U.S. Highway 206 and County Route 565, P.O. Box 117, Augusta, New Jersey 07822-0117 ("Lessor"), and LADIES LEAGUE BASEBALL, a California corporation having offices at 600 West Broadway, Suite 1070, San Diego, California 92101 ("Lessee").


                                 W I T N E S S E T H:
                                 -------------------


  WHEREAS, Lessor owns and operates a 4,300-seat capacity baseball stadium known as Skylands Park, located in Augusta, New Jersey; and

  WHEREAS, Lessee owns and operates a professional women's baseball league known as Ladies League Baseball, and desires to expand the operations of such league to the Eastern United States; and

  WHEREAS, Lessee will establish the Team (as such term is hereinafter defined), and desires to utilize the Stadium (as such term is hereinafter defined) for all home games of the Team during the Term (as such term is hereinafter defined); and

  WHEREAS, Lessor and Lessee are ready, willing and able to enter into an agreement for Lessee's use of the Stadium on the terms and conditions of this Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  DEFINITIONS.
         -----------

  As used in this Agreement, the following capitalized terms have the following meanings:

          (a) Alcoholic Concessions.  "Alcoholic Concessions" means any and all
              ---------------------
beer and/or other alcoholic beverages which may be offered for sale at the Stadium.

          (b) Baseball Days.  "Baseball Days" has the meaning ascribed thereto
              -------------
in Section 5(a) below.

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          (c) Cardinals.  "Cardinals" means the New Jersey Cardinals minor
              ---------
league professional baseball team in the New York-Penn League, or any other replacement baseball team which constitutes the primary tenant of the Stadium at the time in question.

          (d) Concessions.  "Concessions" means, collectively, Alcoholic
              -----------
Concessions and Non-Alcoholic Concessions.

          (e) League.  "League" means the Ladies League Baseball professional
              ------
women's baseball league owned and operated by Lessee.

          (f) Lessee's Souvenirs.  "Lessee's Souvenirs" means scorecards,
              ------------------
posters, yearbooks, publications, catalogs, programs, media guides, flags, symbols, pennants, toys, clothing and all other such merchandise of similar type known generally as novelty or souvenir items which, in each case, bear the logo of or are directly related to the League or any member teams thereof (including but not limited to the Team).

          (g) Lessor's Souvenirs.  "Lessor's Souvenirs" means scorecards,
              ------------------
posters, yearbooks, publications, catalogs, programs, media guides, flags, symbols, pennants, toys, clothing and all other such merchandise of similar type known generally as novelty or souvenir items, other than items constituting
                                              ----- ----
Lessee's Souvenirs.

          (h) Non-Alcoholic Concessions.  "Non-Alcoholic Concessions" means all
              -------------------------
food, soft drinks and other similar or related goods and services (other than alcoholic beverages) which may be offered for sale at the Stadium on Baseball Days; provided, however, that "Non-Alcoholic Concessions" shall not include any
      --------  -------                                         ---
sales or revenues from skyboxes in Skylands Park or from the recreational facility, sporting goods store, exhibition hall and other facilities excluded from the definition of the "Stadium."

          (i) Plaza Avails.  "Plaza Avails" means those _________ (__)
              ------------
advertising avails on the plaza (entrance) level of the Stadium designated by Lessor from year to year for Lessee's use during the Term. Lessor shall have the right to designate, in advance of the commencement of each year during the Term, those specific advertising avails which shall constitute the Plaza Avails during such year of the Term.

          (j) Souvenirs.  "Souvenirs" means, collectively, Lessee's Souvenirs
              ---------
and Lessor's Souvenirs.

          (k) Stadium.  "Stadium" means the baseball stadium known as Skylands
              -------
Park, and any successor stadium at the same location known by the same, similar or different name, together with all parking areas, grass fields, fixtures, equipment, additions, alterations, improvements, appurtenances and the like located thereon or related thereto, located generally at the intersection of U.S. Route 206, New Jersey Route 15, and Sussex County Route 565, all in Frankford Township, Sussex County, New Jersey; provided, however, that the
                                               --------  -------
"Stadium" shall not include any of the skyboxes in Skylands Park or any of the
                ---
ancillary buildings or facilities within the complex in which the Stadium is located, including but not limited to the recreational

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facility, the sporting goods store, the exhibition hall, and the clubhouse and administrative building in such complex.

          (l) Team.  "Team" means the New Jersey franchise in the League, or
              ----
such other member Team in the League as Lessee may designate, in advance of each year during the Term, to be the Team during such year of the Term.

          (m) Term.  "Term" means the Team's 1998, 1999 and 2000 baseball
              ----
seasons, running from approximately July 1 through approximately September 25 in each such year. When used in this Agreement, any reference to a year in the Term refers to such July 1 to September 25 period during the subject calendar year.

     2.  TERM.  Subject to prior termination in accordance with Section 3 below,
         ----
the term of this Agreement shall be for (and shall be limited to) the Baseball Days during the Term, except that Lessee's right to utilize the administrative office contemplated by Section 5(c) below shall be effective during all normal business hours of each day during each year in the Term. In the event that any Team home game is required to be rescheduled due to inclement weather or other conditions beyond the control of Lessee, or in the event that the Team requires the Stadium for a home playoff game, then Lessee shall consult with Lessor with respect to scheduling an alternate date for such cancelled game or scheduling such home playoff game (as the case may be), and the parties shall cooperate in good faith to accommodate any such required scheduling; provided, however, that
                                                        --------  -------
Lessee recognizes the priority which Lessor is required to accord to the Cardinals with respect to the Cardinals' home games.

     3.  TERMINATION.
         ------------

          (a) This Agreement may be terminated:

          (i) at the option of Lessor, in the event that Lessee shall fail to perform any material obligation of Lessee under this Agreement, and such non-performance shall continue uncured for fifteen (15) days after written notice thereof to Lessee;

          (ii) at the option of Lessee, in the event that Lessor shall fail to perform any material obligation of Lessor under this Agreement, and such non-performance shall continue uncured for fifteen (15) days after written notice thereof to Lessor; or

          (iii) at the option of either party, in the event that any material portion of the Stadium shall be condemned or taken by the exercise of the right of eminent domain.

          (b) Termination of this Agreement (whether upon scheduled expiration, pursuant to this Section 3, or otherwise) shall be without prejudice to (i) any all outstanding obligations of the parties accrued hereunder through the effective date of termination, and (ii) any claims for damages arising out of the event or cause constituting the basis for such termination.

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     4.  RENT.
         ----

          (a) In consideration of the use of the Stadium hereunder, Lessee shall pay rent to Lessor for each Baseball Day (including any playoff game(s) pursuant to Section 2 above) at the rate of $1,300 per Baseball Day. Except as otherwise provided in Section 4(d) below, a doubleheader (i.e., two Team games scheduled for a single calendar day) shall be treated as two Baseball Days, for which a separate rental shall be payable for each.

          (b) It is contemplated that the Team will play thirty-two (32) regulation length home games (exclusive of playoff games) during each year of the Term, resulting in aggregate rent therefor in each year of $41,600 (exclusive of any playoff games). Such annual rent shall be payable (i) as to the first $20,800 thereof, on or before April 1 of each year during the Term, and (ii) as to the remaining $20,800 thereof, on or before August 1 of each year of the Term. In the event that Lessee shall require the use of the Stadium for Team playoff games, then the rent for each such game pursuant to Section 4(a) above shall be paid by Lessee to Lessor not less than one (1) business day prior to the commencement of the Baseball Day on which such playoff game is to be played. In the event that any rent shall be in arrears at any time, Lessor shall have the right to offset such outstanding arrearage against the amount of any payments then or thereafter due and payable pursuant to Section 14 below.

          (c) In the event that any Team home game is suspended on a Baseball Day, Lessor shall not charge Lessee an additional rental fee for the completion of such suspended game if such suspended game is continued and completed immediately before or after the regularly scheduled Team home game on a day that is otherwise a scheduled Baseball Day hereunder. In the event that Lessee wishes to continue a suspended game on a day that is not otherwise a scheduled Baseball Day hereunder, the parties shall negotiate in good faith an additional rental fee that takes into consideration the fee previously paid for that portion of the suspended game that has already been played, and the additional costs to Lessor of operating the Stadium on the additional date. Lessee acknowledges that the availability of the Stadium on non-Baseball Days may be constrained by prior commitments to the Cardinals and/or other events at the Stadium.

          (d) Lessee shall have the right, in its reasonable discretion, to postpone games on account of inclement weather, and Lessor shall have the right, in its reasonable discretion, to determine that the playing field in the Stadium is or will be rendered unsafe or unplayable (or that the use of the playing field under prevailing conditions will cause unreasonable damage to such field); and in any such instance, any Team home game then scheduled shall be postponed. In the event that any Team home game is postponed due to inclement weather or other such cause beyond the control of Lessee, Lessee may reschedule such postponed game as part of a doubleheader on an otherwise scheduled Baseball Day hereunder (in which event no additional rental shall be payable by Lessee and no refund of rent shall be payable by Lessor), or Lessee may reschedule such postponed game for another available date during the subject year of the Term (subject to availability of the Stadium in each instance). Lessee acknowledges that the availability of the Stadium on non-Baseball Days may be constrained by prior commitments to the Cardinals and/or other events at the Stadium.

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     5.  LICENSE TO USE.
         --------------

          (a) In consideration of the rent and other amounts to be received by Lessor hereunder, Lessor shall permit Lessee to use the Stadium during the Term for the purpose of the Team playing its regular season home baseball games and post-season playoff (if any) baseball games (subject to Section 2 above). Such use shall include the exclusive use, on game days, of the visitor's clubhouse/locker room (which shall be shared by the Team and the visiting team for each game). It is understood and agreed that the hours of use of the Stadium by Lessee for such purposes shall commence no earlier than three (3) hours prior to the regularly scheduled game time (with all games to be scheduled to commence at or about 7:00 p.m. local time on all days other than Sundays, and at or about 1:00 p.m. local time on Sundays, or at such other times as shall be mutually agreeable to Lessor and Lessee) and shall end no later than one (1) hour after the actual completion of such game (each, a "Baseball Day"). In the event that Lessee shall desire to use the Stadium for practice sessions or otherwise (other than on game days, when Lessee shall have priority use thereof as set forth herein), it shall discuss in good faith with Lessor the terms and conditions therefor including, but not limited to, the payment of a separate rental fee for such uses.

          (b) Lessee acknowledges that Lessor is contractually required to accord scheduling priority to the Cardinals, and that Lessee will be required to schedule Team games for days (i) on which the Cardinals are not scheduled to utilize the Stadium, and (ii) which are not one of three (3) open dates reserved for the Cardinals in each season. In order to assist Lessee in planning the scheduling of Team games, Lessor shall, promptly after same becomes available, provide Lessee with a schedule of Cardinals home games for each year during the Term, and, provided that Lessee submits its scheduling request to Lessor promptly after receipt of such Cardinals home schedule, Lessor shall accord priority to Lessee's request over any requested dates of any other tenant or prospective tenant (exclusive of the Cardinals).

          (c) In addition to the use of the Stadium as contemplated by Section 5(a) above, Lessor shall, throughout the Term, provide to Lessee, without additional charge, the use of a small administrative office (to be designated by Lessor from year to year) to be used by Lessee for administrative purposes during normal business hours. Lessee shall be responsible for garbage disposal and other such services relating to such administrative office, and shall vacate such office ( leaving same in substantially the condition delivered at the beginning of the subject year) at the conclusion of each year of the Term. Lessor shall not be required to provide any utilities to such administrative office other than electricity to the extent provided by the local power company, and if Lessee utilizes any other utilities on Lessor's account, Lessee shall reimburse Lessor for the cost thereof on demand.

     6.  EXCLUSIVITY.  During the term of this Agreement, Lessor shall not lease
         -----------
or license the use of the Stadium to any professional women's baseball or softball league other than Lessee, without Lessee's prior written consent in each instance. Unless this Agreement shall have been terminated pursuant to Sections 3(a)(ii) or 3(a)(iii) above, in the event that Lessor shall desire to license or lease the Stadium to another professional women's baseball or softball league for all or a material portion of the first baseball season following the expiration of this Agreement or any subsequent agreement entered into between Lessor and Lessee pursuant to this Section 6, Lessor shall provide Lessee with a 15-day right of first refusal to enter into a lease agreement for the Stadium on the same terms and conditions as the lease proposed to be entered into with such other professional women's baseball or softball league.

     7.  MAINTENANCE.  Lessor shall, at its expense, do any and all prep work,
         -----------
maintenance and cleaning necessary in order that the Stadium (including, without limitation, the playing field, visitors' clubhouse and locker room, and spectator areas) shall be in a condition, on Baseball Days, for the practicing, playing and viewing of baseball that is consistent with the conditions then prevailing at similarly situated baseball facilities; provided, however, that to
                                                      --------  -------
the extent that any maintenance or repairs of Lessor's property are required by reason of the negligence or misconduct of Lessee or the Team, the cost of such maintenance or repair shall be chargeable to Lessee and shall be paid by Lessee to Lessor on demand. In addition, except to the extent that any such clean-up shall be caused by the negligence or misconduct of Lessee or the Team, Lessor shall be responsible for the clean-up of the Stadium upon the conclusion of each Baseball Day.

     8.  GAME PERSONNEL.  Lessee shall provide and pay for any and all ushers,
         --------------
ticket takers, ticket sellers, bat and ball boys and girls, PA announcer, scoreboard operator, concession and Souvenir hawkers, and any and all other personnel as are necessary to accommodate the public at the Stadium during the period when Team games are in progress and for appropriate periods before and afterwards, all in accordance with standards consistent with those then prevailing at similarly situated baseball facilities.

     9.  SECURITY.  During each Baseball Day, Lessee shall provide and pay for
         --------
any and all security personnel necessary to maintain the Stadium, and Lessor's other property accessible from the Stadium, in a safe and secure condition. Such personnel shall be sufficient in number to provide a reasonable level of safety to all spectators and the security of the Stadium and Lessor's other property. Lessor shall have the right of approval of any security service or personnel hired by Lessee hereunder, which approval shall not be unreasonably withheld or delayed.

     10.  MEDICAL PERSONNEL.  During each Baseball Day, Lessee shall provide and
          -----------------
pay for appropriate paramedic personnel to be present at the Stadium.

     11.  PARKING; TRAFFIC CONTROL.
          ------------------------

          (a) Lessor shall have sole control of the parking of motor vehicles at all of the parking areas adjacent to the Stadium, and shall provide sufficient numbers of traffic control personnel to adequately direct traffic in the parking lots and in the vicinity of the Stadium both during and for a reasonable period of time before and after Team home games at the Stadium. Lessor shall at all times have the sole and absolute discretion to determine whether or not to charge fees for parking at Team games, and to determine (subject to the approval of Lessee, which approval shall not be unreasonably withheld or delayed) the amount of any such fee; provided, however, that Lessee hereby confirms its
                        --------  -------
approval, for Team games, of (i) the $3.00 per vehicle charge proposed by Lessor for the 1998 baseball season, and (ii) any other level of parking fees that may be charged by Lessor from time to time for Cardinals games. Any and all parking fees shall belong to Lessor.

          (b) In the event that Lessor shall determine at any time to cease charging a parking fee for all or a majority of the events at the Stadium, and shall instead request that Lessee increase ticket prices to Team games by an amount reasonably calculated to compensate for the loss of income from parking revenues, then Lessee shall, during the next full year and any subsequent years during the Term, effect such increase in ticket prices for Team games; and within twenty-five (25) days after the close of each calendar month, Lessee shall (i) provide a written report to Lessor of all incremental amounts so collected from Team ticket sales, and (ii) pay to Lessor the full amount of all such incremental collections during such calendar month. Once Lessee has established any increased ticket price with respect to any year pursuant to this
Section 11(b), Lessor shall not, until the next subsequent year in the Term, impose any parking fees for parking at Team games.

     12.  UTILITIES.  During each Baseball Day, Lessor shall, at its expense,
          ---------
furnish all water, gas, electricity (including all playing field floodlights), and sanitation services, required in connection with the normal use of the Stadium.

     13.  TICKET SALES AND ADMISSIONS.
          ---------------------------

          (a) Lessee shall determine the price of, charge and retain any and all of the revenues from admissions to the Stadium for Team games. Lessee shall be responsible for, and shall pay when due, all related taxes.

          (b) In order to assist Lessee with respect to ticket sales for Team games, Lessor shall assist Lessee in facilitating arrangements between the Cardinals and Lessee for the sale of tickets for Team games from the Stadium ticket office during the normal hours of operation of such ticket office.
Lessee acknowledges that the ticket office is currently operated under the control of the Cardinals and that any arrangement for the sale of Team tickets from the Stadium ticket office shall be solely between the Cardinals and Lessee; and Lessor shall have no responsibility or liability in respect thereof.

     14.  CONCESSIONS.  Lessor and/or its concessionaire(s) shall be entitled to
          -----------
provide all Concessions at the Stadium throughout the Term, and to receive and retain any and all revenues therefrom, provided that Lessor shall, within twenty-five (25) days after the close of each calendar month during the Term,
(a) provide a written report to Lessee of all Concession revenues during Team home games at the Stadium during such calendar month, and (b) pay to Lessee an amount equal to twenty-five (25%) percent of all Concession receipts collected during Team home games at the Stadium during such calendar month. Lessee acknowledges that Lessor is not legally permitted to share revenues from Alcoholic Concessions, and the foregoing payments by Lessor to Lessee are not intended to constitute a sharing of revenues from Alcoholic Concessions; nonetheless, in the event that it is legally determined that the formula payments under this Section 14 constitute a sharing of revenues from Alcoholic Concessions, Lessor and Lessee shall negotiate in good faith an alternate system of payments whereby Lessee will receive, as nearly as possible, the amounts that it would otherwise have received but for the unenforceability of the formula provided herein. Anything elsewhere contained in this Section 14 to the contrary notwithstanding, to the extent that Lessor shall not receive its share of gross receipts from its concessionaire(s) in respect of Baseball Days, Lessor's obligation to remit payments to Lessee hereunder shall be correspondingly reduced until such time as Lessor receives payment from its concessionaire(s).

     15.  SOUVENIRS.
          ---------

          (a) During each Baseball Day, Lessee shall have the exclusive right to sell Lessee's Souvenirs at sales tables or booths or by hawkers located within the Stadium; provided, however, that nothing herein contained shall be deemed to
             --------  -------
restrict or impair in any manner the operation of or goods offered and sold in the sporting goods store operated by Lessor (including any successor or assignee) adjacent to the Stadium premises. Lessor shall permit Lessee the use of reasonable space within the Stadium premises at which to set up sales tables or booths for the sale of Lessee's Souvenirs. Lessee shall be responsible for supplying, and shall be entitled to any and all revenues derived from, the sale of Lessee's Souvenirs. In no event and under no circumstances shall Lessee sell any Souvenirs other then Lessee's Souvenirs in or about the Stadium.

          (b) In the event that Lessee shall request Lessor to sell any of Lessee's Souvenirs in the sporting goods store described in Section 15(a) above, and Lessor agrees to do so in its sole and absolute discretion, then (i) such Lessee's Souvenirs shall be consigned by Lessee to such sporting good store for sale at such prices as shall be designated by Lessee, (ii) all risk of loss in respect of such Lessee's Souvenirs shall remain with Lessee while such Lessee's Souvenirs are on consignment, and (iii) Lessor shall be entitled to retain, out of the proceeds of sales of such Lessee's Souvenirs, a commission equal to 25% of such sale proceeds (with the remaining 75% of such sale proceeds in any month to be remitted to Lessee within twenty-five (25) days after the close of such calendar month).

     16.  PLAZA AVAILS.
          ------------

          (a) During the Term, Lessee shall have the right to sell advertising on the Plaza Avails (as same are constituted from time to time), and shall be entitled to any and all revenues therefrom. Lessee shall be responsible for maintaining such Plaza Avails during the Term (including substituting or replacing advertising in accordance with its agreements with advertisers), and shall promptly remove all such advertising upon the conclusion of the Term. In no event and under no circumstances shall Lessee enter into any commitment for advertising on any Plaza Avails for any period extending beyond the Term.

          (b) Anything contained in Section 16(a) above to the contrary notwithstanding, Lessee shall, prior to soliciting any sponsor or commitment with respect to advertising on any of the Plaza Avails, discuss with Lessor the identity and business of the proposed advertiser and the nature of the proposed advertising; and if, in Lessor's reasonable judgment, any such advertising shall conflict with any contracts or other commitments with respect to any other advertising in or about the Stadium, Lessor shall have the right to direct Lessee not to solicit or enter into the proposed advertising commitment.

     17.  BROADCAST RIGHTS.  Lessor shall provide and maintain suitable radio,
          ----------------
television, and press facilities at the Stadium. During the Term, Lessee shall have the exclusive right to contract and arrange for all radio and television broadcast rights for the Team's game day activities at the Stadium, and to retain any and all revenues therefrom. Other then providing the facilities within the Stadium from which broadcasts may be made, Lessor shall have no liability or obligation hereunder with respect any broadcasting of Team games; and without limitation of the foregoing, Lessee shall be solely responsible for all signal feeds, line charges, broadcast connections, network fees and other costs and expenses relating to any broadcast of Team games.

     18.  ALTERATIONS.  Lessee shall not make any alterations, changes or
          -----------
improvements to the Stadium, and shall not suffer or permit any mechanic's or materialmen's lien to be placed on the Stadium or the underlying land by reason of any action taken by or at the behest of Lessee. Lessor shall at all times have the right to make alterations and/or changes to the Stadium and related facilities, so long as the Stadium remains usable for the conduct of the Team's home games in accordance with the standards provided herein.

     19.  INSURANCE.  Throughout the Term, (a) Lessor shall maintain
          ---------
comprehensive general liability and property and casualty insurance in such amounts as Lessor may determine from time to time, and (b) Lessee shall maintain comprehensive public liability and indemnity insurance in an amount not less than $1,000,000 in the aggregate, which policy or policies shall name Lessor as an additional insured and shall not be cancelable as to Lessor without thirty
(30) days' prior written notice to Lessor. Lessee shall provide a certificate or certificates of such insurance to Lessor at any time and from time to time upon request therefor.

     20.  COMPLIANCE WITH LAW.  Each party hereby agrees to comply with all
          -------------------
laws, ordinances, rules or regulations of any federal, state, county, city or other governmental authority in connection with the exercise of the rights and performance of the obligations hereunder. Lessor shall comply with all laws, ordinances, rules or regulations applicable to maintaining the Stadium facilities. Lessee shall comply with all laws, ordinances, rules or regulations applicable to its use and occupancy of the Stadium facilities.

     21.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          (a) Lessor hereby represents and warrants that:

               (i) it has all necessary rights, licenses and authorizations to carry out the terms of this Agreement;

          (ii) it has full power and authority to enter into this Agreement and to make and perform its covenants, representations and undertakings contained herein; and

               (iii) the individual who has signed this Agreement on behalf of Lessor has been duly authorized to do so.

          (b) Lessee hereby represents and warrants that:

               (i) it has all the necessary rights, licenses, and authorizations to carry out the terms of this Agreement;

          (ii) it has full power and authority to enter into this Agreement and to make and perform its covenants, representations and undertakings contained herein; and

               (iii) the individual who has signed this Agreement on behalf of Lessee has been duly authorized to do so.

     22.  INDEMNIFICATION.  Each party shall defend, indemnify and hold harmless
          ---------------
the other party and its officers, directors, employees and agents from and against any and all costs, claims, damages, losses, liabilities and expenses (including but not limited to reasonable attorneys' fees) arising out of or related to any breach or non-performance by the indemnifying party of any of its obligations under this Agreement.

     23.  FORCE MAJEURE.  Neither party shall be liable to the other because of
          -------------
any failure to perform under this Agreement to the extent that such failure is caused by fire, earthquake, flood or any other acts of God, governmental regulations or restrictions, governmental taking, vandalism, strike, labor stoppage or any other cause or condition, whether similar or dissimilar to any of the foregoing, beyond the reasonable control of such party. If Lessor fails or refuses to rehabilitate or rebuild the Stadium to usable condition within a reasonable time after damage or destruction by any event of the type described in this Section 23, then Lessee may terminate this Agreement, without any penalty or damages whatsoever, by giving fifteen (15) days' written notice to Lessor. Any termination under this Section 23 shall be without prejudice to the outstanding obligations of the parties accrued hereunder prior to the effective date of termination.

     24.  EMINENT DOMAIN.  In the event of any governmental taking of the
          --------------
Stadium or any portion thereof, or of the land (or any portion thereof) on which the Stadium is situated, any and all condemnation awards and other proceeds therefrom shall, as between Lessor and Lessee, be the sole property of Lessor.

     25.  RELATIONSHIP OF PARTIES.  Nothing herein contained shall be deemed to
          -----------------------
create any relationship of joint venturers, partners, principal and agent, or otherwise as between the parties. Neither party shall have any right, or shall purport in any manner, to create any obligation on behalf of the other party.

     26.  NOTICES.  Any notices, requests, demands or other communications
          -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one (1) day after being deposited with a recognized overnight courier service with all charges prepaid or billed to the sender, or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of
                                     --------  -------
change of address shall not be effective until its receipt by the party to be charged therewith.

     27.  GENERAL.
          -------

        (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

        (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

        (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

        (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by and construed in accordance with the laws of the State of New Jersey.

        (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the party (which consent may be withheld in such party's sole and absolute discretion).

        (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

        (g) In the event of any dispute under or arising out of this Agreement, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

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

        (h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

        (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

        (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                         MILLENNIUM SPORTS MANAGEMENT, INC.

                         By:   /s/ Barry M. Levine
                               --------------------------

                         Print Name:   Barry M. Levine
                                       ------------------

                         Title:   President
                                  -----------------------

                         LADIES LEAGUE BASEBALL

                         By:   /s/ Michael W. Ribant
                               --------------------------

                         Print Name:   Michael W. Ribant
                                       --------------------

                         Title:   President
                                  ------------

                                       12